EXHIBIT 5.1

Dentons Durham Jones Pinegar P.C. 111 South Main Street, Suite 2400 Salt Lake City, Utah 84111 United States dentons.com

December 31, 2024

Know Labs, Inc. 500 Union Street, Suite 810 Seattle, Washington 98101

Re:	$5,000,000 of Common Shares, $0.001 par value, of Know Labs, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Know Labs, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 31, 2024 (the “Prospectus Supplement”) in connection with an “at the market offering” by the Company of the Company’s common shares, $0.001 par value per share, having an aggregate offering price of up to $5,000,000 (the “Shares”), registered pursuant to a registration statement on Form S-3 (File No. 333-276246) (the “Registration Statement”) initially filed with the Commission on December 22, 2023 and the base prospectus forming a part of the Registration Statement (the “Base Prospectus”). The Shares are being sold pursuant to a Capital on Demand Sales Agreement, dated December 31, 2024 (the “ATM Agreement”), by and between the Company and JonesTrading Institutional Services LLC, as the Sales Agent. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Prospectus Supplement and (iv) the ATM Agreement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the ATM Agreement constitutes the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with its terms. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when delivered against payment of the agreed consideration therefor in accordance with the ATM Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Nevada as currently in effect. We express no opinion with respect to any other laws, statutes, regulations or ordinances. The opinion expressed herein is further limited to the laws of the State of Nevada generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on December 31, 2024 and its incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Dentons Durham Jones Pinegar P.C.

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